                                                                   Exhibit 10.50


                    AMENDED AND RESTATED SETTLEMENT AGREEMENT


                                  by and among


                      Pension Benefit Guaranty Corporation,

                             The LTV Corporation and

                              each other member of

                  the LTV Controlled Group (as herein defined)

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I
                  DEFINITIONS ....................................................................................2
                  Section 1.1.  Definitions.......................................................................2
                  Section 1.2.  Accounting Terms.................................................................11
                  Section 1.3.  Terms Generally..................................................................11

ARTICLE II
                  PLAN MANAGEMENT................................................................................12
                  Section 2.1.  Plan Merger......................................................................12
                  Section 2.2.  Plan Splits......................................................................12

ARTICLE III
                  RESTORATION PAYMENT SCHEDULE ORDERS............................................................13
                  Section 3.1.  Issuance of Restoration Payment
                                               Schedule Orders...................................................13
                  Section 3.2.  Amendment of RPSOs...............................................................15
                  Section 3.3.  Funding Credit Balances..........................................................15
                  Section 3.4.  RPSO Obligations Unaffected......................................................16
                  Section 3.5.  Deferral Regulations.............................................................16

ARTICLE IV
                  CONTRIBUTIONS..................................................................................17
                  Section 4.1.  Joint and Several Obligations....................................................17
                  Section 4.2.  GATT Exemption...................................................................17

ARTICLE V
                  SATISFACTION; LITIGATION.......................................................................17
                  Section 5.1.  Satisfaction of Republic Retirement
                                               Plan Claim........................................................17
                  Section 5.2.  LTV Affirmation of Certain
                                               Obligations.......................................................18
                  Section 5.3 .  Release of the PBGC.............................................................19

ARTICLE VI
                  MERGERS, CONSOLIDATIONS, ETC.; DIVIDEND RESTRICTIONS...........................................19
                  Section 6.1.  Dispositions and Acquisitions
                                               of Assets.........................................................19
                  Section 6.2.  Dividends and Other Distributions................................................23

ARTICLE VII
                  CONDITIONS.....................................................................................27
                  Section 7.1.  Conditions to Obligations of LTV.................................................27
                  Section 7.2.  Conditions to Obligations of
                                               the PBGC..........................................................27

ARTICLE VIII
                  GENERAL PROVISIONS.............................................................................28
                  Section 8.1.  Entire Agreement.................................................................28
                  Section 8.2.  Governing Law and Jurisdiction...................................................29
                  Section 8.3.  Modifications....................................................................29
                  Section 8.4.  Authority........................................................................29
                  Section 8.5.  Notices..........................................................................30
                  Section 8.6.  No Waiver........................................................................32
                  Section 8.7.  Benefits.........................................................................32
                  Section 8.8.  Execution........................................................................32
                  Section 8.9.  Captions.........................................................................33
                  Section 8.10.  Severability....................................................................33
                  Section 8.11.  Survival........................................................................33
                  Section 8.12.  Termination.....................................................................33

ARTICLE IX
                  REPRESENTATIONS AND WARRANTIES.................................................................34
                  Section 9.1.  General Representations and
                                               Warranties........................................................34
                  Section 9.2.  Additional LTV Representations
                                               and Warranties....................................................34
                           (a)      No Violation.................................................................34
                           (b)      True and Complete Disclosure, No Material Misstatements......................35
                           (c)      Persons under Common Control.................................................35

ARTICLE X
                  ADDITIONAL COVENANTS AND AGREEMENTS............................................................35
                  Section 10.1.  Further Assurances..............................................................35
                  Section 10.2.  Information Covenants...........................................................36
                           (a)      Annual Certificate by Public Accounting
                                      Firm.......................................................................36
                           (b)      Annual Officer's Certificate.................................................36
                           (c)      Notice of Default, Event of Default or
                                  Litigation.....................................................................37
                           (d)      Auditors' Reports............................................................37
                           (e)      Actuarial Valuation Reports;
                                      IRS Form 5500..............................................................37
                           (f)      Other Information............................................................38
                  Section 10.3.  Senior Debt Negative Covenants..................................................38
                           (a)      Incorporation of Certain Senior
                                      Debt Negative Covenants....................................................38
                           (b)      Expiration of Senior Debt Negative
                                      Covenants..................................................................39
                           (c)      Notice of Expiration or Replacement
                                      of Senior Debt Negative Covenants..........................................42
                  Section 10.4.  Additional Negative Covenants...................................................43

                           (a)      Transactions with Affiliates.................................................43
                           (b)      Restrictive Agreements.......................................................44
                           (c)      Limit on Investments in Trico................................................45
                  Section 10.5.  Confidentiality.................................................................45

ARTICLE XI
                  EVENTS OF DEFAULT..............................................................................47
                           (a)      Contributions and Payments...................................................47
                           (b)      Representations, Etc.........................................................47
                           (c)      Special Agreements...........................................................48
                           (d)      Covenants....................................................................48
                           (e)      Default Under Other Agreements...............................................48
                           (f)      Involuntary Bankruptcy, Etc..................................................49
                           (g)      Voluntary Bankruptcy, Etc....................................................49
                           (h)      Judgments....................................................................50
                           (i)      Validity of This Agreement...................................................50

ARTICLE XII
                  REMEDIES.......................................................................................51
                  Section 12.1.  Acknowledgment..................................................................51
                  Section 12.2.  Remedies of the PBGC............................................................51
                  Section 12.3.  Fees and Expenses...............................................................53
                  Section 12.4.  Survival of LTV's Obligations...................................................53
                  Section 12.5.  Remedies Cumulative.............................................................53

                              AMENDED AND RESTATED
                              --------------------

                              SETTLEMENT AGREEMENT
                              --------------------


                  This Amended and Restated Settlement Agreement (this "Agreement") is made as of December 2, 1998 by and among Pension Benefit Guaranty Corporation (the "PBGC") and The LTV Corporation, a corporation organized under the laws of Delaware ("LTV"), and each other member of the LTV Controlled Group (as hereinafter defined), and amends and restates the Settlement Agreement made as of June 28, 1993, as amended by eleven amendments to the date of this Agreement (as amended, the "Original Agreement"), by and among (1) the PBGC, (2) LTV and each other member of the Initial LTV Group (as hereinafter defined), including, without limitation, LTV Steel Company, Inc., a corporation organized under the laws of New Jersey ("LTV Steel"), and (3) The LTV Corporation, as Administrator (the "Administrator") of and on behalf of the LTV Steel (J&L) Hourly Pension Plan, the 1992 LTV Steel (J&L) Hourly Pension Plan, the LTV Steel (Republic) Hourly Pension Plan, the 1992 LTV Steel (Republic) Hourly Pension Plan, the Jones & Laughlin Retirement Plan and the 1992 J&L Salaried Retirement Plan (collectively, the "Restored Plans").

                                    RECITALS:

                  A. The PBGC, LTV and the Administrator are parties to the Original Agreement.

                  B. The PBGC and LTV desire to make certain changes to their agreements set out in the Original Agreement.

                  C. Concurrently with the execution of this Agreement, an agreement (the "Transaction Agreement") pursuant to which the Administrator withdraws as a party to the Original Agreement and the PBGC and LTV consent and agree to such withdrawal will become effective.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the PBGC and LTV amend and restate in its entirety the Original Agreement and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. DEFINITIONS.

                  The following terms, as used herein, have the following meanings:

                  "Administrator" has the meaning set forth in the Preamble hereto.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling

(including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. For purposes of this definition only, a Person shall be deemed to control a corporation if such Person possesses directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management or policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the Preamble hereto.

                  "Applicable Law" shall mean all applicable laws, including, without limitation, those relating to health, safety, wage and hour, employee benefit plans, the environment, taxes, securities and labor, ordinances, judgments, decrees, injunctions, writs, decisions, and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

                  "Applicable Member" has the meaning set forth in Section 10.3(a).

                  "Applicable Percentage" has the meaning set forth in Section 6.2(b).

                  "Authorized Officer" shall mean any officer of LTV designated in writing to the PBGC to be an Authorized Officer.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in The City of New York or in the District of Columbia a legal holiday or a day on which banks are authorized or required by law or other governmental action to be closed.

                  "Calendar Year" shall mean the twelve calendar month period commencing each January 1.

                  "Consolidated Net Income" (or "Consolidated Net Loss") shall mean, with respect to the LTV Consolidated Group for any period, the aggregate net income (or net loss) of the LTV Consolidated Group on a consolidated basis for such period taken as a single accounting period, after nonrecurring and extraordinary gains and losses and before reduction for any dividends or other distributions in respect of any capital stock, in each case, for such period, in accordance with GAAP.

                  "Credit Enhanced Debt" has the meaning set forth in Section 10.3(b).

                  "Default" shall mean an event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Effective Date" shall mean June 28, 1993.

                  "Equity Fair Market Value" has the meaning set forth in
Section 6.1.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Events of Default" has the meaning set forth in Article XI.

                  "Extraordinary Distribution" has the meaning set forth in
Section 6.2(c).

                  "FOIA" has the meaning set forth in Section 10.5.

                  "Funding Credit Balance" has the meaning set forth in Section 3.3.

                  "Funding Standard Account" shall mean the account defined by section 412(b) of the IRC.

                  "GAAP" shall mean, at the time of any determination, generally accepted accounting principles in the United States of America as then in effect.

                  "Governmental Authority" shall mean any Federal, state, county, municipal, regional or other government authority, agency, board, body, instrumentality or court.

                  "Indenture" has the meaning set forth in Section 10.3(a).

                  "Initial LTV Group" shall mean LTV and all Persons, including, without limitation, LTV Steel, who, as of the date of the Original Agreement, were under common control with LTV within the meaning of section 4001(b)(1) of ERISA and sections 414(b)-(c) of the IRC.

                  "Investment Grade Date" shall mean the date on which the unsecured senior indebtedness of LTV has received a rating of at least BBB- from Standard & Poor's Corporation or its successors ("S&P") and a rating of at least Baa3 from Moody's Investment Service Inc. or its successors ("Moody's), or, if S&P and Moody's or both shall not make a rating of the unsecured senior indebtedness of LTV, a comparable rating from another nationally recognized statistical rating agency.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                  "LTV" has the meaning set forth in the Preamble hereto.

                  "LTV Consolidated Group" shall mean, at any time of determination, LTV and all Persons whose financial statements are consolidated with LTV under then applicable GAAP and shall in any event include each and every member of the LTV Controlled Group.

                  "LTV Controlled Group" shall mean, at any time of determination, LTV and all Persons under common control with LTV within the meaning of section 4001(b)(1) of ERISA and sections 414(b)-(c) of the IRC.

                  "LTV Steel" has the meaning set forth in the Preamble hereto.

                  "LTV Trico Entity" shall mean each or any of the LTV Trico Members and Trico Sales Co.

                  "LTV Trico Member" shall mean, at any time, LTV-Trico, Inc., a Delaware corporation, and any other Person or Persons, each of which is, at such time, a wholly owned Subsidiary of LTV and a member of the Trico Joint Venture and does not, at such time, engage in any business or activities other than (i) as a member of the Trico Joint Venture, (ii) as contemplated, with respect to members of the Trico Joint Venture, under the Trico Transaction Documents in effect on May 2, 1995, or (iii) other activities ancillary or incidental to the foregoing.

                  "Merged Plan" has the meaning set forth in Section 2.1.

                  "Moody's" has the meaning set forth in the definition of "Investment Grade Date."

                  "New RPS; New RPSs" has the meaning set forth in Section 3.1.

                  "New RPSOs" has the meaning set forth in Section 3.1.

                  "Original Agreement" has the meaning set forth in the Preamble hereto.

                  "Original RPS; Original RPSs" has the meaning set forth in
Section 3.1.

                  "Original RPSOs" has the meaning set forth in Section 3.1.

                  "PBGC" shall mean Pension Benefit Guaranty Corporation, a United States Government corporation, located as of the date hereof at 1200 K Street, N.W., Washington, D.C. 20005, established under section 4002 of ERISA and responsible for the administration of Title IV of ERISA, or any agency that may succeed to the functions exercised by the PBGC.

                  "Person" shall mean any natural person, corporation, business trust, joint stock company, trust, joint venture, association, company, partnership or other entity.

                  "Plan Sponsor" shall mean with respect to any of the Restored Plans the contributing sponsor thereof (within the meaning of section 4001(a)(13)(A) of ERISA) or its successor by merger or consolidation.

                  "Plan Year" shall mean the plan year (as such term is used in section 412 of the IRC) with respect to which contributions are made to any Restored Plan.

                  "Restored Plans" has the meaning set forth in the Preamble and
Section 2.1.

                  "RPS" has the meaning set forth in Section 3.1(a).

                  "RPSOs" has the meaning set forth in Section 3.1(a).

                  "S&P" has the meaning set forth in the definition of "Investment Grade Date."

                  "Senior Debt Negative Covenants" has the meaning set forth in
Section 10.3(a).

                  "Senior Notes" has the meaning set forth in Section 10.3(a).

                  "Subsidiary" shall mean with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association, trust or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (ii) which is, at the time any determination is being made, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent; where "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Transaction Agreement" has the meaning set forth in Recital C hereof.

                  "Trico Equity Investment" has the meaning set forth in Section 10.4(c).

                  "Trico Investment" has the meaning set forth in Section
10.4(c).

                  "Trico Joint Venture" shall mean Trico Steel Company, L.L.C., a Delaware limited liability company, or any successor entity thereto, that constructs and operates a steel minimill, manufactures steel products for distribution by Trico Sales Co., and engages in activities ancillary or incidental thereto. It is understood that under the transaction structure contemplated by the Trico Transaction Agreement as in effect as of the closing thereunder, the Trico Joint Venture is not a member of either the LTV Consolidated Group or the LTV Controlled Group.

                  "Trico Loan" has the meaning set forth in Section 10.4(c).

                  "Trico Sales Co." shall mean Trico Steel Company, Inc., a Delaware corporation that (i) is a wholly owned Subsidiary of LTV on May 2, 1995 and (ii) does not engage in any business or activities other than as contemplated by the Trico Transaction Documents in effect on May 2, 1995 or other activities ancillary or incidental thereto.

                  "Trico Subordination and Standstill Agreement" shall mean the Subordination and Standstill Agreement dated as of May 2, 1995 among the PBGC, LTV, and U.S. Trust Company of California, N.A., as independent fiduciary, and acknowledged and agreed to by the LTV Controlled Group.

                  "Trico Transaction Agreement" shall mean the Transaction Agreement dated as of May 2, 1995 relating to the formation of the Trico Joint Venture.

                  "Trico Transaction Documents" shall mean the Trico Transaction Agreement and each Transaction Document referred to in the Trico Transaction Agreement, each as amended, modified or supplemented from time to time; PROVIDED that, without the prior written consent of the PBGC, no amendment, restatement, modification or restructuring of the Trico Transactions Documents shall, at any time after May 2, 1995 (i) prohibit any performance or satisfaction by LTV or any member of the LTV Controlled Group of any obligation (whether due or not due and whether mandatory or voluntary) under this Agreement, or (ii) directly conflict with any rights of the PBGC. For purposes of this Agreement, the

Trico Transaction Documents in effect on May 2, 1995 shall be deemed to include the Commitment Letter dated May 2, 1995 among Chemical Bank, Chemical Securities Inc., LTV, Sumitomo metal Industries, Ltd. and British Steel plc and all Financing Documents (as defined in the Trico Transaction Agreement) entered into on or after May 2, 1995 that are substantially consistent with and implement the terms of such Commitment Letter.

                  "United Steelworkers" has the meaning set forth in Section 10.4(b).

                  "Working Capital Facilities" has the meaning set forth in
Section 10.3(b).

                  Section 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  Section 1.3. TERMS GENERALLY. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All the agreements or instruments defined in this Agreement shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words "herein", "hereof", "hereunder" and other words of similar import refer to this instrument as a whole and not to any particular Article, Section or other subdivision unless clearly stated otherwise.

                                   ARTICLE II

                                 PLAN MANAGEMENT

                  Section 2.1. PLAN MERGER. The PBGC will not assert any objection to a merger, in accordance with the requirements of section 414(1) of the IRC, and regulations thereunder, among any of the LTV Steel (J&L) Hourly Pension Plan, the LTV Steel (Republic) Hourly Pension Plan, the 1992 LTV Steel (J&L) Hourly Pension Plan and the 1992 LTV Steel (Republic) Hourly Pension Plan (any plan formed by such a merger, a "Merged Plan"), should LTV and LTV Steel desire to effect such mergers. If such mergers shall occur, for all purposes of this Agreement references herein to the "Restored Plans" shall be interpreted after the date of such merger as referring collectively to the Jones & Laughlin Retirement Plan, the 1992 J&L Salaried Retirement Plan and the Merged Plans.

                  Section 2.2. PLAN SPLITS. LTV Steel has adopted the 1992 LTV Steel (J&L) Hourly Pension Plan, the 1992 LTV Steel (Republic) Hourly Pension Plan and the 1992 J&L Salaried Retirement Plan, such plans having been created by spinoffs from the LTV Steel (J&L) Hourly Pension Plan, the LTV Steel (Republic)

Hourly Pension Plan and the Jones & Laughlin Retirement Plan, respectively, in transactions intended to meet the requirements of section 414(1) of the IRC and regulations thereunder. For all purposes of this Agreement, except where the context clearly requires otherwise, with respect to periods of time on or after the effective date of the spinoffs, any reference to the LTV Steel (J&L) Hourly Pension Plan shall be deemed to include the 1992 LTV Steel (J&L) Hourly Pension Plan, any reference to the LTV Steel (Republic) Hourly Pension Plan shall be deemed to include the 1992 LTV Steel (Republic) Hourly Pension Plan, any reference to the Jones & Laughlin Retirement Plan shall be deemed to include the 1992 J&L Salaried Retirement Plan, and any reference to the Restored Plans shall be deemed to include the 1992 LTV Steel (J&L) Hourly Pension Plan, the 1992 LTV Steel (Republic) Hourly Pension Plan and the 1992 J&L Salaried Retirement Plan.

                                   ARTICLE III

                       RESTORATION PAYMENT SCHEDULE ORDERS

                  Section 3.1. ISSUANCE OF RESTORATION PAYMENT SCHEDULE ORDERS. As of July 19, 1996, the PBGC issued three revised Restoration Payment Schedule Orders (each, a "RPSO"), as described in 29 C.F.R. section 4047.3(b) (the "Original RPSOs"), which modified the Restoration Payment Schedules (each, an "RPS") established by the RPSO dated as of August 12, 1991 with respect to each of the Restored Plans (as modified, each, an "Original

RPS" and collectively, the "Original RPSs"). On or before December 31, 1999, the PBGC will issue further revised Restoration Payment Schedule Orders (the "New RPSOs"), which will modify the Original RPSs with respect to each of the Plans (as further modified, each, a "New RPS" and collectively, the "New RPSs") to take into account the terms of this Agreement. As revised, each New RPS will provide for amortization, in equal quarterly amounts, over 20 years of the outstanding balance as of December 31, 2000 of the initial restoration amortization base (as defined in IRC regulation section 1.412(c)(1)-3(b)(1)) with respect to each Restored Plan. The outstanding balance of the initial restoration amortization base as of December 31, 2000 shall be reduced by the discounted value of the quarterly payment due January 15, 2001. The New RPSOs shall also contain provisions to the substantive effect that (i) IRC regulation section 1.412(c)(1)-3(d) prescribes how the quarterly payment amounts prescribed by the New RPSs which are due before the end of the Plan Year are charged to the Funding Standard Accounts; and (ii) quarterly payment amounts prescribed by the New RPSs which are due after the end of the Plan Year must be discounted at the valuation interest rate to the last day of the Plan Year in order to determine the charge to the Funding Standard Accounts. The PBGC agrees that it will provide LTV with a reasonable opportunity to review and comment on the New RPSOs before their issuance. The parties agree that PBGC has authority to issue RPSOs as described in this Agreement.

                  Section 3.2. AMENDMENT OF RPSOS. As long as no member of the LTV Controlled Group is in default of any of its obligations or agreements under this Agreement or the Original RPSOs or the New RPSOs, as applicable, the PBGC will not amend the Original RPSOs or the New RPSOs, as applicable, without the consent of LTV, EXCEPT as provided in Section 3.1 of this Agreement or to the extent such amendment is required by mandatory provisions of Applicable Law (without giving effect to modifications thereof effected by the PBGC (other than the repeal described in Section 4.2)) or is necessary to correct errors relating to valuation or as otherwise provided pursuant to Article XII. If terminated, this Agreement, following such termination, shall not prevent the PBGC from amending such Original RPSOs or New RPSOs, as applicable, or LTV from challenging such amendment, all subject to the requirements of Applicable Law.

                  Section 3.3. FUNDING CREDIT BALANCES. Any funding credit balance in the Funding Standard Account for each of the Restored Plans,increased and decreased after the Effective Date as provided in section 412 of the IRC and the rules thereunder (including both proposed and temporary rules) shall, as of any time of determination, be hereinafter referred to as a "Funding Credit Balance". A minimum Funding Credit Balance shall be maintained in the Funding Standard Account for each Restored Plan as follows: for the LTV Steel (J&L) Hourly Pension Plan, $36,265,785; for the LTV Steel (Republic) Hourly Pension Plan, $15,477,609; for the Jones & Laughlin Retirement Plan,

$6,645,517; for the 1992 LTV Steel (J&L) Hourly Pension Plan, $99,853,492; for the 1992 LTV Steel (Republic) Hourly Pension Plan, $90,804,670; and for the 1992 J&L Salaried Retirement Plan, $50,952,927. If at the end of any Plan Year, the Funding Credit Balance of one or more of the Restored Plans shall be less than the minimum, LTV shall make, by July 15 of the following year, additional contributions, in excess of any other contributions required by Applicable Law or under this Agreement, to the extent necessary to achieve the minimum Funding Credit Balance required by this Section 3.3; PROVIDED, that LTV shall not be required to make such additional contributions (i) in any year in excess of $50,000,000 in the aggregate to all of the Restored Plans, or (ii) to the extent that such contribution would not be deductible under Section 404 of the IRC. For purposes of the preceding sentence, deductibility shall be determined using the lowest interest rate in the permissible range for determining current liability under Section 412(1) of the IRC.

                  Section 3.4. RPSO OBLIGATIONS UNAFFECTED. Nothing in this Agreement shall affect the obligations of the LTV Controlled Group under Applicable Law to make payments to the Restored Plans pursuant to the Original RPSOs or the New RPSOs, as applicable.

                  Section 3.5. DEFERRAL REGULATIONS. This Agreement shall not affect the provisions with respect to deferral set forth in 26 C.F.R. section 1.412(c)(1)-3(c)(4) (and companion PBGC regulations, if any) or the rights and remedies thereunder.

                                   ARTICLE IV

                                  CONTRIBUTIONS

                  Section 4.1. JOINT AND SEVERAL OBLIGATIONS. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding that certain of the provisions of this Agreement are silent as to the Person or Persons liable for the applicable contributions, payments or obligations, each member of the LTV Controlled Group shall be jointly and severally liable for the contributions, payments and obligations required under or imposed by this Agreement, including, without limitation, those specified in Sections 3.3, 4.2 and 12.2(c).

                  Section 4.2. GATT EXEMPTION. (a) LTV acknowledges that PBGC may seek repeal of the exemption in Section 769(a)(1) of Public Law 103-465 effective January 1, 2000, or later. LTV recognizes that repeal is appropriate in light of the matters provided for in this amendment and restatement of the Original Agreement, and agrees not to oppose any such efforts by PBGC.

         (b) Whether or not Section 769(a)(1) of Public Law 103-465 has been repealed, LTV agrees to fund the Restored Plans and otherwise act with respect to the Restored Plans as if Section 769(a)(1) had been repealed effective January 1, 2000.

                                    ARTICLE V

                            SATISFACTION; LITIGATION

                  Section 5.1. SATISFACTION OF REPUBLIC RETIREMENT PLAN CLAIM.
(a) On the Effective Date, all members of the LTV Controlled Group were discharged for any and all liability under

Title IV of ERISA with respect to the termination of the Republic Retirement Plan (except for liability to the Section 4049 Trust pursuant to 29 U.S.C.
section 1362(c)(Supp. IV, 1986)), such claims having been settled as provided in the Original Agreement.

                  (b) This Agreement, and the payment prior to the date hereof of certain notes heretofore issued by LTV Steel to the PBGC, fully satisfies any and all liability of all members of the LTV Controlled Group to the PBGC for assumption of the Republic Retirement Plan, the PBGC hereby releases LTV and each member of the LTV Controlled Group from any such liability, and under no circumstances in the future shall the PBGC restore the Republic Retirement Plan under ERISA.

                  Section 5.2. LTV AFFIRMATION OF CERTAIN OBLIGATIONS. LTV and each of the other members of the LTV Controlled Group hereby affirm and agree that (i) LTV Steel has assumed the maintenance and sponsorship of the Restored Plans, (ii) the members of the LTV Controlled Group have various statutory liabilities to the Restored Plans under ERISA, under section 412 of the IRC and the regulations thereunder and under 29 C.F.R. section 4047, (iii) the members of the LTV Controlled Group will fully comply with such liabilities, and (iv) any discharge shall not affect the rights or obligations hereunder, nor affect in any way the liability of the LTV Controlled Group under Section 302 of ERISA or Section 412 of the IRC and regulations thereunder for minimum funding contributions to the Restored Plans, nor affect in any way the liability of the LTV

Controlled Group for any termination of any pension plan that occurs after the Effective Date.

                  Section 5.3. RELEASE OF THE PBGC. On the Effective Date, each member of the Initial LTV Group released the PBGC and its agents, advisors and representatives, and its Affiliates, including, without limitation, its current and former officers, directors, employees and fiduciaries, of and from any and all claims, obligations, rights, causes of action and liabilities (other than the right to enforce the PBGC's obligations under this Agreement) which such Person may have been entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to the PBGC, and each such member of the Initial LTV Group which is a party to this Agreement reaffirms such release as of the date hereof.

                                   ARTICLE VI

              MERGERS, CONSOLIDATIONS, ETC.; DIVIDEND RESTRICTIONS

                  Section 6.1. DISPOSITIONS AND ACQUISITIONS OF ASSETS. (a) Without the PBGC's prior written approval, no member of the LTV Consolidated Group shall sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets or any capital stock of any Subsidiary, EXCEPT that (i) each member of the LTV Consolidated Group may sell, transfer, lease or otherwise dispose of property and assets in the ordinary course of business; (ii) this Section 6.1(a) shall not apply to assets acquired after the Effective Date or hereafter acquired, other than those acquired for the purpose of maintaining, improving or replacing the level of finished steel production capacity at the Effective Date;
(iii) this Section 6.1(a) shall not prohibit sales, leases or transfers from LTV or a direct or indirect wholly-owned Subsidiary of LTV to LTV or to another direct or indirect wholly-owned Subsidiary of LTV; (iv) this Section 6.1(a) shall not prohibit sales, transfers, leases or other dispositions of other real or personal property determined by the Board of Directors of LTV to be no longer useful or necessary in the operation of LTV or other members of the LTV Consolidated Group, or otherwise in the best interest of LTV or the LTV Consolidated Group, and which do not exceed in the aggregate $150,000,000 in any year; (v) the Trico Joint Venture and each LTV Trico Entity may sell, transfer, lease or otherwise dispose of property and assets as contemplated by the Trico Transaction Documents as in effect on May 2, 1995; (vi) this Section 6.1(a) shall not apply to the sale or lease of assets forming part of a sale and leaseback transaction otherwise permitted by this Agreement; and (vii) this
Section 6.1(a) shall not prohibit the pledge, sale, or transfer of senior secured notes or subordinated unsecured notes by LTV or any member of the LTV Consolidated Group pursuant to any financing arrangement otherwise permitted by this Agreement.

         (b) Without the PBGC's prior written approval, no member of the LTV Consolidated Group shall acquire, through merger, consolidation, purchase of shares, purchase of assets or otherwise, the business of another Person not a member of the LTV Consolidated Group if, at the time of such acquisition, the present value of the "benefit liabilities" (as that term is defined in Title IV of ERISA) of the defined benefit pension plans of such Person or for which such Person is liable, valued on a termination basis, using assumptions prescribed in regulations of the PBGC, exceeds the fair market value of the assets of such plans by more than $300 million.

         (c) Notwithstanding anything to the contrary contained in this Agreement, each member of the LTV Controlled Group shall ensure that any Person merged into or consolidated with any member of the LTV Controlled Group or into which any member of the LTV Controlled Group shall merge or with which any member of the LTV Controlled Group shall consolidate or any Person purchased or otherwise acquired by any member of the LTV Controlled Group or which otherwise becomes a member of the LTV Controlled Group or succeeds to the rights or obligations of any member of the LTV Controlled Group hereunder shall agree in writing with LTV and the PBGC and shall execute such other documents or instruments as may be necessary or desirable to be jointly and severally liable under this Agreement and to be bound by the terms and provisions of this Agreement as if it had been a member of the LTV Controlled Group; PROVIDED that the agreements, obligations and liabilities of each or any LTV Trico Entity under this Section 6.1(c) shall be subject to the Trico Subordination and Standstill Agreement.

         (d) Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the PBGC, no member of the LTV Controlled Group may (i) merge into or consolidate with or be merged into or consolidated with any other Person, (ii) purchase or otherwise acquire any stock, assets or other properties, (iii) sell, transfer or otherwise dispose of any stock, assets or other properties, or (iv) take any other action, if, in any such case, the result thereof shall be that any Person that prior to such event or action is a member of the LTV Controlled Group shall after such event or condition no longer be a member of the LTV Controlled Group; PROVIDED, that this
Section 6.1(d) shall not prohibit one or more members of the LTV Controlled Group from merging into or consolidating with another member of the LTV Controlled Group; PROVIDED, FURTHER, that the surviving or resulting Person shall be a member of the LTV Controlled Group and shall comply with Section 6.1(c); PROVIDED, FURTHER, that this Section 6.1(d) shall not prohibit Trico Sales Co. from ceasing to be a member of the LTV Controlled Group in the manner contemplated by Section 3.05, 10.2, 15.04, 15.06 or 15.07 of the Amended and Restated Limited Liability Company Agreement of the Trico Joint Venture or
Section 5.01 of the Trico Transaction Agreement, each as in effect on May 2,

1995; and PROVIDED, FURTHER, that this Section 6.1(d) shall not apply to any transaction involving a member of the LTV Controlled Group which has an Equity Fair Market Value of less than $150 million. As used herein, "Equity Fair Market Value" means the price which could be negotiated in an arms-length free market transaction, for cash between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, for the entire shareholder, member, partnership or other equity interest in the member of the LTV Controlled Group under consideration. Equity Fair Market Value shall be determined in the good faith reasonable judgment (x) of any executive officer of LTV, if not in excess of $25,000,000, or (y) by the Board of Directors of LTV, if in excess of $25,000,000, and a copy of the certification of such officer, or the resolution of the Board, as applicable, shall be delivered to the PBGC within 30 days after the completion of the relevant transaction.

                  Section 6.2. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) Until December 31, 2001, LTV may, if the conditions set forth in (A) and (B) below are satisfied or if the PBGC has otherwise given its express prior approval, (i) declare or pay dividends or make other distributions in respect of its capital stock (other than dividends or distributions to the extent payable in shares of its capital stock, which may be made whether or not the following conditions are met), or (ii) purchase,
redeem or otherwise acquire or retire for value shares of its capital stock or options, warrants or other rights to acquire shares of such stock or set aside amounts for any such purpose, or (iii) permit any member of the LTV Consolidated Group to declare or pay to Persons not members of the LTV Controlled Group dividends or make other distributions to Persons not members of the LTV Controlled Group in respect of any of the capital stock of such member (other than dividends or distributions to the extent payable in shares of its capital stock, which may be made whether or not the following conditions are met) or
(iv) permit any member of the LTV Consolidated Group to purchase, redeem or otherwise acquire or retire for value from Persons not members of the LTV Controlled Group shares of its capital stock or any options, warrants or other right to acquire shares of such stock or set aside any amount for any such purpose; PROVIDED, that (A) after giving effect, as if paid, to the proposed dividend, distribution, payment or setting apart of a fund, the aggregate amount of such dividends, distributions and payments declared or made and funds set apart after the Effective Date (other than dividends or distributions to the extent payable in capital stock as hereinbefore provided), would not exceed (x) the sum of (1) the Consolidated Net Income, if any, of the LTV Consolidated Group for the period (treated as a single accounting period) from the Effective Date to the end of the most recent completed fiscal quarter preceding the date of computation (or if there shall be a Consolidated Net Loss for such period, minus 100% of the

Consolidated Net Loss), (2) the aggregate net consideration received by LTV subsequent to the Effective Date, from the issuance and sale or exchange of any shares of its capital stock (or rights or warrants to purchase or subscribe thereto) and (3) the aggregate net consideration received by other members of the LTV Consolidated Group subsequent to the Effective Date, from the issuance and sale or exchange to or with Persons who are not members of the LTV Consolidated Group of any shares of their capital stock (or rights or warrants to purchase or subscribe thereto) LESS (y) all such dividends, distributions and payments made and funds set apart for such purpose during such period; and (B) no Default or Event of Default shall have occurred and be continuing under this Agreement; PROVIDED, HOWEVER, that the provisions of this Section 6.2 shall not prevent the payment of any dividend on any such capital stock within sixty days after the date of declaration thereof if at the date thereof such declaration complied with the provisions of this Section 6.2 nor the purchase, for a price not to exceed an aggregate of $2 million in any Calendar Year, of shares of LTV common stock (x) to distribute to current or former employees, officers or directors of LTV and its Subsidiaries, (y) from current or former employees, officers or directors of LTV and its Subsidiaries or (z) otherwise in order to distribute as employee compensation.

         (b) In the case of shares of capital stock issued for property other than cash, or any distribution of property other than cash, the amount of consideration received or property distributed, as the case may be, shall for the purposes of this Section 6.2 be deemed the fair value of such property as determined in good faith by the Board of Directors of LTV.

         (c) From and after December 31, 2001, LTV may (i) declare or pay dividends or make other distributions in respect of its capital stock, or (ii) purchase, redeem or otherwise acquire or retire for value shares of its capital stock or options, warrants or other rights to acquire shares of such stock or set aside amounts for any such purpose, or (iii) permit any member of the LTV Consolidated Group to declare or pay to Persons not members of the LTV Controlled Group dividends or make other distributions to Persons not members of the LTV Controlled Group in respect of any of the capital stock of such member, or (iv) permit any member of the LTV Consolidated Group to purchase, redeem or otherwise acquire or retire for value from Persons not members of the LTV Controlled Group shares of its capital stock or options, warrants or other rights to acquire shares of such stock or set aside any amount for any such purpose, in each case, without restriction hereunder; PROVIDED, HOWEVER, that LTV shall not, directly or indirectly, declare, pay or make any Extraordinary Distribution or permit any member of the LTV Consolidated Group, directly or indirectly, to declare, pay or make any Extraordinary Distribution to Persons not members of the LTV Controlled Group. For purposes of this Section 6.2(c), the term "Extraordinary Distribution" shall mean a dividend or other distribution in respect of capital stock, of cash, property or assets of any member of the LTV Consolidated Group in excess of ordinary quarterly dividends consistent with past practice, as increased from time to time, declared by the Board of Directors of LTV or such member, as the case may be, but shall not include dividends or distributions (x) payable in shares of LTV's capital stock or (y) which would be exempt from the provisions of Section 6.1(d) by operation of the last PROVISO set forth therein.

                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1. CONDITIONS TO OBLIGATIONS OF LTV. The obligations of LTV and the other members of the LTV Controlled Group under this Agreement are subject to the satisfaction (or waiver by LTV) of the following conditions:

                  (a) On the date hereof, all representations and warranties of the PBGC contained herein shall be true and correct in all material respects; and

                  (b) There shall not exist any judgment, order, injunction or other restraint precluding the consummation of, or materially affecting the rights, obligations or performance of any of the parties with respect to, the transactions contemplated by this Agreement.

                  Section 7.2. CONDITIONS TO OBLIGATIONS OF THE PBGC. The obligations of the PBGC under this Agreement are subject to the satisfaction (or waiver by the PBGC) of the following conditions:

                  (a) On the date hereof, (i) there shall exist no Default or Event of Default under this Agreement or under the Original Agreement, and (ii) all representations and warranties of LTV and each member of the LTV Controlled Group contained herein shall be true and correct in all material respects; and

                  (b) There shall not exist any judgment, order, injunction or other restraint precluding the consummation of, or materially affecting the rights, obligations or performance of any of the parties with respect to, the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1. ENTIRE AGREEMENT. This Agreement and the Transaction Agreement contain the entire and exclusive agreement and understanding of the parties and supersede all prior agreements, understandings, commitments and proposals, oral or written, between the parties relating to the subject matter hereof, and no other agreement or understanding exists except as expressly set forth herein. The parties agree that should a court be called upon to interpret any provision of this Agreement, previous drafts shall not be used by any party in any manner to support its interpretation of the meaning of this Agreement. Each party and counsel for each party hereto have reviewed this Agreement and have participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

                  Section 8.2. GOVERNING LAW AND JURISDICTION.

                  (a) This Agreement shall be interpreted in accordance with and governed by the law of the State of New York, except to the extent preempted by Federal law.

                  (b) Each member of the LTV Controlled Group hereby irrevocably appoints LTV as its agent for service of process in respect of any action or proceeding with respect to any dispute arising under or pertaining to this Agreement.

                  (c) Any lawsuit or claim arising under or relating to this Agreement shall be brought in a United States District Court of competent jurisdiction.

                  Section 8.3. MODIFICATIONS. This Agreement (excluding the Original RPSOs and New RPSOs) may be waived, modified or amended only pursuant to a written agreement entered into by the PBGC and LTV, and such waiver, modification or amendment shall not require the concurrence, approval or consent of any other Person, whether or not such Person has or claims any rights or obligations hereunder, express or implied, by agreement or at law or in equity.

                  Section 8.4. AUTHORITY. Each member of the LTV Controlled Group hereby warrants and represents that (a) it is a duly organized and validly existing corporation or other entity and is in good standing under the laws of the jurisdiction in which it is incorporated or organized, (b) it has all requisite power and authority to execute, deliver and perform this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party or by which it or any of its property is bound, (c) the execution and delivery of this Agreement by it has been duly authorized by all necessary corporate or other action and the performance by it of this Agreement and each other agreement or instrument contemplated hereby have been duly authorized by all requisite action by it and (d) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of each Person in the LTV Controlled Group in accordance with its terms, and each other agreement or instrument contemplated hereby will constitute, a legal, valid and binding obligation of each Person in the LTV Controlled Group, in each case in accordance with its respective terms. The PBGC hereby warrants and represents that it has authority to sign this Agreement and that all necessary corporate or other appropriate action has been taken to cause it to possess such authority.

                  Section 8.5. NOTICES. Any notice, consent, approval or other communication required or permitted under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, sent by telefacsimile transmission or other wire transmission (with request for assurance of receipt in a manner customary for communications of such respective type), or by certified or registered mail, postage prepaid, and shall be deemed duly given when so delivered or sent by telefacsimile transmission or if sent by overnight courier service, on the first Business Day after dispatch by overnight courier, or if sent by certified or registered mail, five Business Days after the date of dispatch to the following respective addressees at the address or telefacsimile number set forth below: To LTV and members of the

                  LTV Controlled Group:     The LTV Corporation
                                            200 Public Square
                                            Cleveland, Ohio 44114
                                            Attention: General Counsel
                                            Telefacsimile No.:
                                               (216) 622-5688


                  To the PBGC:              Chief Negotiator
                                            Pension Benefit Guaranty
                                            Corporation
                                            Suite 270
                                            1200 K Street, N.W.
                                            Washington, D.C. 20005
                                            Telefacsimile No.:
                                            (202) 842-2643

                                            with copies to:
                                            General Counsel
                                            Pension Benefit Guaranty
                                              Corporation
                                            1200 K Street, N.W.
                                            Washington, D.C.  20005
                                            Telefacsimile No.:
                                               (202) 326-4112

or to such other Persons or addresses as any Person entitled to notice hereunder may from time to time designate by notice in accordance with this Section 8.5 to the other party or parties. If the effective date of notice shall fall upon a day that is not a Business Day, notice shall not be deemed effective until the next Business Day.

                  Section 8.6. NO WAIVER. No failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or to exercise any option under this Agreement and no course of dealing between or among any member of the LTV Controlled Group and the PBGC shall be construed to be a waiver of any such provision or option, or shall in any way affect the validity of this Agreement or the right of any party to enforce each and every one of its provisions or options.

                  Section 8.7. BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall also be binding upon and inure to the benefit of any permitted purchaser of all or substantially all of the assets of LTV or any member of the LTV Controlled Group. Notwithstanding the foregoing, neither LTV nor any member of the LTV Controlled Group shall have the right to assign any of its rights hereunder or interest herein or delegate any obligation hereunder without the prior written consent of the PBGC. Wherever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to refer to and include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

                  Section 8.8. EXECUTION. This Agreement may be executed in any number of identical counterparts, each of which shall be an original as against the party who signed it, and all of which together shall constitute one and the same instrument. No party to this Agreement shall be bound by this Agreement until a counterpart has been executed by or on behalf of each party hereto.

                  Section 8.9. CAPTIONS. The captions to the several Articles and Sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  Section 8.10. SEVERABILITY. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 8.11. SURVIVAL. The obligations, agreements, indemnities, representations, and warranties contained in this Agreement shall not be affected by and shall survive and shall continue in effect following the execution and delivery of this Agreement, and shall be and continue in effect notwithstanding any waiver of compliance with any of the terms, provisions, or conditions of this Agreement.

                  Section 8.12. TERMINATION. This Agreement shall terminate on the earlier of the Investment Grade Date or January 16, 2021.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

                  Section 9.1. GENERAL REPRESENTATIONS AND WARRANTIES. LTV and each of the members of the LTV Controlled Group represents and warrants to the PBGC, and the PBGC represents and warrants to LTV and each of the members of the LTV Controlled Group, that it has full power and authority to enter into this Agreement and that this Agreement constitutes a legal, valid, and binding obligation of LTV and each of the members of the LTV Controlled Group or the PBGC, as the case may be, enforceable against LTV and each of the members of the LTV Controlled Group or the PBGC, as the case may be, in accordance with its terms.

                  Section 9.2. ADDITIONAL LTV REPRESENTATIONS AND WARRANTIES. Each Person in the LTV Controlled Group represents and warrants to the PBGC that:

                  (a) NO VIOLATION. As of the date of this Agreement, none of the execution, delivery or performance by each Person in the LTV Controlled Group of this Agreement or any other agreement or instrument contemplated hereby
(i) will violate (A) any provision of Applicable Law, or the certificate of incorporation or bylaws (or similar governing documents) of such Person or (B) any indenture, agreement or other instrument to which any Person in the LTV Controlled Group is a party or by which such Person or any of such Person's property is bound, (ii) will conflict with or result in a breach of any of the terms, covenants, conditions or provisions of any such indenture, agreement or instrument, or constitute (with notice or lapse of time or both) a default thereunder, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any property or assets of any member of the LTV Controlled Group pursuant to any such indenture, agreement or other instrument.

                  (b) TRUE AND COMPLETE DISCLOSURE, NO MATERIAL MISSTATEMENTS. All factual information provided herein or heretofore provided in connection with this Agreement was true and accurate in all material respects on the date as of which such information was dated or certified.

                  (c) PERSONS UNDER COMMON CONTROL. The Persons listed on the execution page hereof as the members of the LTV Controlled Group constitute all of the Persons who, as of the date of this Agreement, are under common control with LTV within the meaning of section 4001(b)(1) of ERISA and sections 414(b)-(c) of the IRC.

                                    ARTICLE X

                       ADDITIONAL COVENANTS AND AGREEMENTS

                  Section 10.1. FURTHER ASSURANCES. Each of the parties to this Agreement agrees to execute any and all further documents, agreements and instruments, and take all further action, which may be required under Applicable Law, or which another party may reasonably request in order to effectuate the transactions contemplated hereby.

                  Section 10.2. INFORMATION COVENANTS. LTV will furnish to the PBGC the following data, which the PBGC will treat in the manner provided in
Section 10.5:

                  (a) ANNUAL CERTIFICATE BY PUBLIC ACCOUNTING FIRM. Within 105 days after the close of each fiscal year of LTV, a certificate of an independent certified public accounting firm of recognized national standing stating that in the course of its regular audit of the business of LTV, which audit was conducted in accordance with generally accepted auditing standards, after review of this Agreement, such accounting firm has obtained no knowledge of any Default or Event of Default (including, without limitation, one with respect to the financial covenants contained herein) which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature and period of existence thereof, all of the foregoing to be in form and substance satisfactory to the PBGC.

                  (b) ANNUAL OFFICER'S CERTIFICATE. At the time of the delivery of the certificate provided for in clause (a) above, a certificate of the chief financial officer, controller, chief accounting officer or other Authorized Officer of LTV to the effect that no Default resulting from a failure to comply with any of the provisions of Sections 3.3, 6.1, 6.2, 10.3, 10.4 or to make the due and punctual payment of any contribution required by the Original RPSOs or the New RPSOs, or Event of Default exists or, if any such Default or Event of Default does exist, specifying the nature and extent thereof.

                  (c) NOTICE OF DEFAULT, EVENT OF DEFAULT OR LITIGATION. Promptly, and in any event within five days after any member of the LTV Consolidated Group obtains knowledge thereof, notice of (i) the occurrence of any condition or event which constitutes a Default resulting from a failure to comply with any of the provisions of Sections 3.3, 6.1, 6.2, 10.3, or 10.4, or to make the due and punctual payment of any contribution required by the Original RPSOs or the New RPSOs, or an Event of Default, which notice shall, in each case, specify the nature thereof, the period of existence thereof and what action LTV (or such member) proposes to take with respect thereto, and (ii) any litigation or governmental proceeding pending against any member of the LTV Consolidated Group which is likely to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the LTV Consolidated Group taken as a whole or the ability of the LTV Consolidated Group to perform its obligations hereunder.

                  (d) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to LTV by their independent accountants in connection with any annual audit made by them of the books of the LTV Consolidated Group.

                  (e) ACTUARIAL VALUATION REPORTS; IRS FORM 5500. (i) As soon as delivered to LTV following completion by the actuary for a Restored Plan, the annual actuarial valuation report required pursuant to IRC section 412(c)(9) and the rules and regulations promulgated thereunder for such Restored Plan, (ii) when filed with the IRS, (A) IRS Form 5500 filings (together with all attachments) for the Restored Plans, (B) funding waiver requests with respect to any of the Restored Plans, and (C) notification of any spin-off, merger or change of Plan Sponsor with respect to any of the Restored Plans, (iii) notification ten days prior to the adoption of any amendment to any of the Restored Plans and (iv) as soon as reasonably practicable, a quarterly statement of the assets of each Restored Plan.

                  (e) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with the SEC by any member of the LTV Consolidated Group and copies of all financial statements, proxy statements, notices and reports as LTV shall send to its security holders and, with reasonable promptness, such other information or document (financial or otherwise) as the PBGC may reasonably request from time to time.

                  Section 10.3. SENIOR DEBT NEGATIVE COVENANTS.

                  (a) INCORPORATION OF CERTAIN SENIOR DEBT NEGATIVE COVENANTS. LTV and each Applicable Member (as defined hereinafter) of the LTV Controlled Group covenants and agrees with the PBGC that, on and after the date this Agreement is executed, and so long as this Section 10.3(a) shall remain in effect, LTV and each such Applicable Member shall be bound under this Agreement by the terms of the Senior Debt Negative Covenants (as defined hereinafter) to the same extent as if such covenants

(along with all definitions pertaining to them) were set out herein in full.

                  For purposes hereof:

                  "Senior Debt Negative Covenants" means the negative covenants set out in Section 4.05 (Limitation on Debt and Restricted Subsidiary Preferred Stock), Section 4.07 (Limitation on Liens), and Section 4.13 (Limitation on Sale and Leaseback Transactions) of the Indenture dated as of September 22, 1997, among LTV, LTV Steel Company, Inc. as Guarantor, and The Chase Manhattan Bank, as Trustee (the "Indenture"), as such negative covenants may be modified, amended, or supplemented from time to time.

                  "Senior Notes" means the 8.20% Senior Notes issued by LTV pursuant to the Indenture.

                  "Applicable Member" means each member of the LTV Controlled Group to whom the Senior Debt Negative Covenants apply.

                     (b) EXPIRATION OF SENIOR DEBT NEGATIVE COVENANTS. The provisions of Section 10.3(a) shall expire upon the repayment in full of the Senior Notes, PROVIDED, HOWEVER, that if the Senior Notes are repaid by the proceeds of new debt incurred by LTV (or "deemed repaid by the proceeds of new debt," as defined below), the limitations (if any) on debt, liens, and sale and leaseback transactions applicable to such new debt (as such limitations may be modified, amended, or supplemented from time to time) shall replace the Senior Debt Negative Covenants for purposes of this Agreement from and after the date of such repayment and LTV and each Applicable Member of the LTV Controlled Group shall be bound by such replacement covenants for so long as any portion of such new debt remains outstanding; and PROVIDED, FURTHER, that if such new debt is Credit-Enhanced Debt (as defined below) and if the limitations on debt, liens, and sale and leaseback transactions applicable to such Credit-Enhanced Debt are more favorable to LTV or the Applicable Members of the LTV Controlled Group than the Senior Debt Negative Covenants, the Senior Debt Negative Covenants shall not be replaced by the new covenants but shall instead remain in effect for purposes of this Agreement.

                  For purposes hereof -

                           (1) the Senior Notes shall be "deemed repaid by the
                  proceeds of new debt" if, within 180 days (before or after) repayment of the Senior Notes, LTV or any member of the LTV Controlled Group incurs new debt (other than debt incurred under LTV's Working Capital Facilities, as defined below) whose aggregate principal amount is equal to or greater than the greater of (x) $15 million and (y) 25% of the amount outstanding on the Senior Notes 180 days before such repayment.

                           (2) Any repayment (or deemed repayment) of the Senior
                  Notes by the proceeds of new debt incurred by LTV shall be construed to have occurred as of the date that the Senior Notes were actually repaid (not the date of such debt incurrence, if different).

                           (3) the determination of whether the limitations on
                  debt, liens, and sale and leaseback transactions applicable to Credit-Enhanced Debt are more favorable to LTV or the Applicable Members of the LTV Controlled Group than the Senior Debt Negative Covenants shall be made in good faith by LTV and shall be communicated in writing to PBGC at least 14 days before LTV incurs such Credit-Enhanced Debt.

                           (4) "Credit-Enhanced Debt" means debt that is secured
                  or guaranteed by a pledge of collateral (other than accounts receivable, inventory, and insurance proceeds or other property incidental to accounts receivable or inventory), a letter of credit, the guaranty of a person not then a member of the LTV Controlled Group, or similar means.

                           (5) "Working Capital Facilities" means debt
                  facilities secured or guarantied primarily by a pledge of the inventory, accounts receivable, proceeds of inventory or accounts receivable, or any combination thereof, of one or more members of the LTV Controlled Group.

                  Expiration or replacement of any replacement covenants shall be governed, MUTATIS MUTANDIS, by the foregoing provisions. Thus, for example, if the Senior Notes are repaid by new debt and the covenants on debt, liens, and sale and leaseback transactions applicable to such new debt replace the Senior Debt Negative Covenants, the replacement covenants will expire upon the repayment in full of the new debt, but if the new debt is later repaid (or deemed repaid) by the proceeds of other new debt, the covenants on debt, liens, and sale and leaseback transactions applicable to that other new debt will replace the former covenants, and so on for any successive iterations.

                  The incurrence of new Credit-Enhanced Debt by LTV to repay the Senior Notes (including any deemed repayment as defined in paragraph (1) above) shall be permissible only if the aggregate amount of such Credit-Enhanced Debt was permitted under the covenants as they existed under this Agreement immediately before repayment of the Senior Notes. For purposes of this paragraph, "Senior Notes" means the Senior Notes or any debt that has replaced the Senior Notes as provided above in this Section 10.3(b).

                     (c) NOTICE OF EXPIRATION OR REPLACEMENT OF SENIOR DEBT NEGATIVE COVENANTS. LTV shall promptly notify the PBGC in writing of any modification of the Senior Debt Negative Covenants, the expiration of the Senior Debt Negative Covenants, any replacement of the Senior Debt Negative Covenants as provided in Section 10.3(b) above, and the modification, expiration or replacement of any such replacement covenants, PROVIDED, HOWEVER, the failure of LTV to provide such notice shall not affect the modification, expiration or replacement of the Senior Debt Negative Covenants or any replacements thereof.

                  Section 10.4. ADDITIONAL NEGATIVE COVENANTS. Each member of the LTV Controlled Group covenants and agrees with the PBGC that, on and after the date this Agreement is executed, and so long as this Agreement shall remain in effect, unless the PBGC shall otherwise consent in writing, no member of the LTV Consolidated Group shall:

                  (a) TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate which is not a member of the LTV Controlled Group or a direct or indirect wholly-owned Subsidiary of LTV, other than on terms and conditions substantially as favorable to LTV as would be obtainable by LTV at the time in a comparable arm's-length transaction with a Person other than such an Affiliate; PROVIDED, that the foregoing restrictions shall not apply to customary fees paid to members of the Board of Directors of LTV or to transactions with joint ventures with third-party participants either (i) existing on the date of this Agreement or (ii) hereafter entered into on terms no more favorable to the third-party participants therein than the terms applicable to the third-party participants in such joint ventures existing on the date of this Agreement; and PROVIDED FURTHER, that this Section 10.4(a) shall not apply to any transaction or series of transactions contemplated by or in accordance with the Supply and Marketing Agreement, the Services Agreement or the Administrative Services Agreement (each as defined in the Trico Transaction Agreement and each as in effect on May 2, 1995).

                  (b) RESTRICTIVE AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or by its terms imposes materially adverse conditions upon, the performance by any member of the LTV Consolidated Group of any of the terms or conditions of this Agreement or any other agreement or instrument contemplated hereunder to which such Person is a party or is bound; PROVIDED, that this provision shall not be violated by the execution and delivery of, or performance under, the Trico Transaction Documents (or any amendments, modifications or supplements thereof to the extent permitted under the definition of "Trico Transaction Documents") or the Trico Subordination and Standstill Agreement, which is incorporated in this Agreement by reference as if set forth fully herein, any financing arrangement otherwise permitted by the terms of this Agreement, or the Settlement Agreement dated as of September 10, 1992 with the United Steelworkers of America, AFL-CIO-CLC (the "United Steelworkers"), the Collateral Trust Agreement dated as of May 25, 1993 among LTV, LTV Steel, the United Steelworkers and Bank

One Ohio Trust Co., N.A., as Collateral Trustee, and the Open-End Mortgage, Security Agreement and Fixture Filing dated June 28, 1993 by LTV Steel, as Mortgagor, and Bank One Ohio Trust Co., N.A., as Mortgagee (in the respective forms theretofore approved by the PBGC).

                     (c) LIMIT ON INVESTMENTS IN TRICO. At any time after May 2, 1995 make any capital contribution to or equity investment in (each such capital contribution or equity investment being a "Trico Equity Investment"), or loan or advance to (each such loan or advance, a "Trico Loan"; a Trico Loan or a Trico Equity Investment being referred to herein as a "Trico Investment"), the Trico Joint Venture or Trico Sales Co. if, after giving effect to such Trico Investment, (i) the aggregate amount of such Trico Investments then outstanding (net of equity distributions) would exceed $300 million, (ii) the aggregate amount of such Trico Equity Investments then outstanding (net of equity distributions) would exceed $250 million, or (iii) the aggregate amount of such Trico Equity Investments then outstanding (net of equity distributions) would exceed $200 million and the Trico Equity Investment in question would not, to the extent of such excess amount, be applied by the Trico Joint Venture in respect of capital expenditures.

                  Section 10.5. CONFIDENTIALITY. The PBGC will use reasonable efforts to hold, and to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning LTV, the LTV Consolidated Group and the LTV Controlled Group furnished to it as contemplated by this Agreement and marked as confidential, proprietary or trade secret, except to the extent that such information was (i) previously known on a nonconfidential basis by the PBGC (or other Person covered by this provision), (ii) in the public domain through no fault of the PBGC (or such other Person) or (iii) later lawfully acquired by the PBGC (or such other Person) from sources other than LTV, the LTV Consolidated Group or the LTV Controlled Group; PROVIDED, that the PBGC may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the operation of this Agreement so long as such Persons are informed by the PBGC of the confidential nature of such information and are directed by the PBGC to treat such information confidentially. The PBGC's obligation to hold any such information in confidence or cause such information to be held in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. All information which, in LTV's judgment, constitutes confidential information which is received by the PBGC pursuant to the provisions of this Agreement and marked as confidential, proprietary or trade secret shall be treated by the PBGC as exempt from disclosure under the Freedom of Information Act, 5

U.S.C. section 552 ("FOIA"), pursuant to the exemptions thereto, including, without limitation, the exemptions contained in 5 U.S.C. section 552(b)(4) for confidential commercial and financial information and information received pursuant to an agreement of confidentiality to the extent that such exemptions apply to such information at the time a request under FOIA for disclosure of such information is received by the PBGC.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

                  The following events shall, if occurring after the date hereof or if occurring prior to the date hereof and continuing after the date hereof, constitute events of default ("Events of Default") whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                  (a) CONTRIBUTIONS AND PAYMENTS. There shall be a default in the due and punctual payment of any contribution required by Section 3.3, the Original RPSs or the New RPSs; or

                  (b) REPRESENTATIONS, ETC. Any representation, warranty, or statement of any member of the Initial LTV Group or the LTV Controlled Group made in this Agreement shall prove to have been false or misleading in any material respect when so made or furnished and such misrepresentation shall be material at the time of discovery thereof and shall remain uncured; or any representation, warranty, statement or information of any member of the LTV Controlled Group contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Agreement shall prove to have been knowingly false or misleading in any material respect when so made or furnished; or

                  (c) SPECIAL AGREEMENTS. Any member of the LTV Controlled Group shall fail to perform or observe any term, covenant, condition or agreement to be performed or observed by it under Section 6.1 or 6.2, and such failure shall continue unremedied for a period of ten days after written notice thereof from the PBGC to LTV; or

                  (d) COVENANTS. Any member of the LTV Controlled Group shall fail to perform or observe any other term, covenant, condition or agreement to be performed or observed by it hereunder, and such failure shall continue unremedied for a period of thirty days after written notice thereof from the PBGC to LTV; or

                  (e) DEFAULT UNDER OTHER AGREEMENTS. Any member of the LTV Controlled Group shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $100,000,000, when and as the same shall become due and payable (as scheduled or by acceleration, mandatory prepayment or otherwise), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) fail to observe or perform any other term, covenant, condition or agreement relating to any such Indebtedness or contained in (or any default or event of default shall occur under) any instrument or agreement evidencing, securing or relating thereto, if the effect of any such failure referred to in this clause (ii) is to cause any such Indebtedness to become due or mandatorily required to be prepaid prior to its stated maturity; or

                  (f) INVOLUNTARY BANKRUPTCY, ETC. An involuntary case or other proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of LTV or LTV Steel, or of a substantial part of the property or assets of LTV or LTV Steel, under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, whether now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for LTV or LTV Steel or for a substantial part of the property or assets of LTV or LTV Steel or (iii) the winding-up or liquidation of LTV or LTV Steel; and such proceeding or petition is not controverted within fifteen days or shall continue undismissed for ninety days, after commencement of the case; or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (g) VOLUNTARY BANKRUPTCY, ETC. LTV or LTV Steel shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, whether now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner in the sole opinion of the PBGC, any proceeding or the filing of any petition described in paragraph (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for LTV or LTV Steel or for a substantial part of the property or assets of LTV or LTV Steel, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors (vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due or
(vii) take any action for the purposes of effecting any of the foregoing; or

                  (h) JUDGMENTS. One or more judgments, orders or decrees for the payment of money in excess of $100,000,000 in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage) shall be rendered against any one or more members of the LTV Consolidated Group and the same shall not have been vacated, discharged, stayed or bonded pending appeal for a period of thirty consecutive days from the entry thereof; or

                  (i) VALIDITY OF THIS AGREEMENT. Any member of the LTV Controlled Group or the LTV Consolidated Group shall assert for any reason that this Agreement is not a legal, valid and binding obligation of the respective parties hereto, enforceable in accordance with its terms.

                                   ARTICLE XII

                                    REMEDIES

                  Section 12.1. ACKNOWLEDGMENT. To the fullest extent permitted by Applicable Law, the PBGC shall have the right to enforce the provisions of this Agreement through any and all of the remedies provided in Section 12.2 or otherwise available at law or in equity.

                  Section 12.2. REMEDIES OF THE PBGC. Upon the occurrence of any Event of Default, and at any time thereafter so long as the same shall be continuing, the PBGC may, at its option, take any or all of the following actions as the PBGC in its sole discretion shall determine:

                  (a) The PBGC may apply for an order requiring performance, whether for the specific performance of any term or agreement hereof or for an injunction against the violation of any of the terms or provisions hereof or for an appropriate show cause order, it being agreed that a remedy of money damages shall be inadequate because the failure of LTV to comply strictly with the terms hereof would cause irreparable injury to the PBGC and the Restored Plans;

                  (b) The PBGC may proceed to enforce its rights by any other action, suit, remedy or proceeding authorized or permitted by this Agreement or by law or by equity;

                  (c) In addition to all amounts unpaid which are due hereunder, the Plan Sponsor shall, upon written demand of the PBGC, pay to the applicable Restored Plan, as liquidated damages for the PBGC's loss of a bargain and not as a penalty, in the case of an Event of Default under paragraph
(a) of Article XI, an amount equal to the sum of (A) interest on the unpaid amount (at the rate specified in 29 C.F.R. section 4062.7 or its successor rate), PLUS (B) the greater of (x) interest on the unpaid amount (at the rate specified in 29 C.F.R. section 4062.7 or its successor rate), or (y) an amount equal to 20% of the unpaid amount (it being understood that any liquidated damages payable under this subsection (c) shall constitute pension contributions for all purposes of this Agreement);

                  (d) The PBGC may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims or claims of the Restored Plans asserted or upheld in any bankruptcy, receivership or other judicial proceedings;

                  (e) The PBGC may proceed by appropriate court action to recover damages to itself or to the Restored Plans, as applicable, for the breach hereof;

                  (f) The PBGC may, subject to the provisions of Applicable Law, modify the Original RPSOs or the New RPSOs to protect the Restored Plans from such Event of Default and the consequences or potential consequences thereof and to prevent future liability of the PBGC resulting from the failure of any member of the LTV Controlled Group to make such payments or contributions to the Restored Plans;

                  (g) The PBGC may, by notice to LTV, rescind or terminate this Agreement and exercise its rights under Applicable Law; and/or

                  (g) The PBGC may exercise any other right or remedy that may be available to it under Applicable Law.

                  Section 12.3. FEES AND EXPENSES. LTV shall pay to the PBGC all reasonable fees and expenses (including, without limitation, fees of its attorneys and financial experts or advisors) incurred by the PBGC in connection with the exercise of any of the remedies hereunder following the occurrences of
(i) an Event of Default under paragraph (a) of Article XI or (ii) an Event of Default under paragraph (c) or (d) of Article XI resulting from a failure to comply with Section 6.1, 6.2, 10.3 or 10.4 hereof, unless, with respect to the period with respect to which such failure to comply occurred, the accounting firm has delivered the statement as to the absence of knowledge of any Event of Default at the time specified in and otherwise in accordance with the provisions of Section 10.2(a).

                  Section 12.4. SURVIVAL OF LTV'S OBLIGATIONS. No exercise of any remedy under this Article XII shall, except as specifically provided herein, relieve LTV or any member of the LTV Controlled Group of any of its liabilities and obligations hereunder, all of which shall survive any such exercise of remedy.

                  Section 12.5. REMEDIES CUMULATIVE. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to the PBGC in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, ordinance or regulation, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the PBGC, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by the PBGC in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of LTV, members of the LTV Controlled Group or members of the LTV Consolidated Group or to be an acquiescence therein. No express or implied waiver by the PBGC of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the fullest extent permitted by Applicable Law, LTV, the members of the LTV Consolidated Group and the members of the LTV Controlled Group hereby waive any rights now or hereafter conferred by statute or otherwise that may limit or modify any of the rights or remedies of the PBGC under this Article.

                  IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first written above.

                                     PENSION BENEFIT GUARANTY
                                       CORPORATION

                                     By: /s/ Joseph H. Grant
                                        -----------------------------------

                                     Title: Deputy Executive Director & COO
                                            -------------------------------

                                     Date: 12/2/98
                                           --------------------------------

                                     THE LTV CORPORATION, on behalf
                                     of itself and the LTV Controlled
                                              Group listed below

                                     By: /s/
                                        -----------------------------------

                                     Title: Executive VP & CFO
                                            -------------------------------

                                     Date: 12/2/98
                                           --------------------------------

                  MEMBERS OF LTV CONTROLLED GROUP:
                           Georgia Tubing Corporation

                           Investment Bankers, Inc.
                             Inmobiliaria Nueva Icacos, S.A. de C.V.

                           Jalcite I, Inc.

                           Jones & Laughlin Steel Incorporated

                           Kingsley International Insurance Ltd.

                           LTV Blanking Corporation

                           LTV Corporation, The (Wyoming)

                           LTV/EGL Holding Company

                           LTV Electro-Galvanizing, Inc.

                           LTVGT, Inc. (f/k/a Varco-Pruden, Inc.)

                           LTVGT International, Inc. (f/k/a LTV
                           Holdings,Inc.)
                             Reomar, Inc.
                               Chateaugay Corporation
                             Republic Buildings Corporation

                           LTV International N.V.

                           LTV Properties, Inc.

                           LTV Sales Finance Company

                           LTV Steel Company, Inc.
                             Aliquippa and Southern Railroad Company
                             Cayman Mineracao do Brasil Ltda
                             Chicago Short Line Railway Company
                             Crystalane, Inc.
                             Cuyahoga Valley Railway Company, The
                                       Mahoning Valley Railway Company, The
                             Dearborn Leasing Company
                             Erie B Corporation
                             Erie I Corporation
                             Fox Trail, Inc.
                             J&L Empire, Inc.
                             Jalcite II, Inc.
                             Jalore Mining Company, Ltd.
                             LTV Pickle, Inc.
                             LTV Steel Products, L.L.C.
                             Monongahela Connecting Railroad Company, The
                             Nemacolin Mines Corporation
                             Republic Technology Corporation
                             River Terminal Railway Company, The
                             Youngstown Erie Corporation
                             YST Erie Corporation

                           LTV Steel de Mexico, Ltd.

                           LTV-Trico, Inc.

                           RepSteel Overseas Finance N.V.

                           Trico Steel Company, Inc.

                           VP Buildings, Inc. (f/k/a VP Acquisition Company)
                             Varco Pruden International de Chile Limitada
                             Varco-Pruden Exports, Ltd.
                             Varco Pruden International, Inc. (f/k/a Buildings
                               International Company)
                             VP Buildings-Wisconsin, Inc.
                                  Bethel Real Estate Co., Inc.
                                  United Panel, Inc.